As filed with the Securities and Exchange Commission on August 21, 2013

Registration No. 333-181087
Registration No. 333-175424
Registration No. 333-160303
Registration No. 333-146244
Registration No. 333-144220
Registration No. 333-123041
Registration No. 333-121982
Registration No. 333-75696
Registration No. 333-65534
Registration No. 333-41912
Registration No. 333-08123
Registration No. 033-61037
Registration No. 033-58582

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181087

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175424

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160303

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-146244

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-144220

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123041

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121982

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75696

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65534

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-41912

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-08123

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-61037

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-58582

Under

The Securities Act of 1933

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	34-0065325
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One American Road

Cleveland, Ohio 44144

(Address of Principal Executive Offices Including Zip Code)

American Greetings Corporation Retirement Profit Sharing and Savings Plan

American Greetings Corporation 2007 Omnibus Incentive Compensation Plan

American Greetings Corporation 1995 Director Stock Plan

American Greetings Corporation 1997 Equity and Performance Incentive Plan

American Greetings Corporation 1996 Employee Stock Option Plan

American Greetings Corporation Employment Agreement with Selling Shareholder Dated September 25, 2001

American Greetings Corporation 1992 Stock Option Plan

(Full Titles of the Plans)

Christopher W. Haffke, Esq.

Vice President, General Counsel and Secretary

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

(216) 252-7300

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) previously filed by American Greetings Corporation (the “Company”) with the Securities and Exchange Commission:

1.	Registration Statement No. 333-181087, filed on May 1, 2012, registering 5,000,000 Class A common shares of the Company, $1 par value (“Class A Shares”), issuable under the American Greetings Corporation Retirement Profit Sharing and Savings Plan (the “Retirement Plan”)

2.	Registration Statement No. 333-175424, filed on July 8, 2011, registering 1,200,000 Class A Shares and 100,000 Class B common shares of the Company, $1 par value (“Class B Shares”), issuable under the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan (the “2007 Plan”).

3.	Registration Statement No. 333-160303, filed on June 29, 2009, registering 1,600,000 Class A Shares and 400,000 Class B Shares, issuable under the 2007 Plan.

4.	Registration Statement No. 333-146244, filed on September 21, 2007, registering 1,500,000 Class A Shares and 900,000 Class B Shares, issuable under the Retirement Plan.

5.	Registration Statement No. 333-144220, filed on June 29, 2007, registering 2,800,000 Class A Shares and 700,000 Class B Shares, issuable under the 2007 Plan.

6.	Registration Statement No. 333-123041, filed on February 28, 2005, registering 54,000 Class A Shares and 54,000 Class B Shares, issuable under the American Greetings Corporation 1995 Director Stock Plan (the “1995 Plan”).

7.	Registration Statement No. 333-121982, filed on January 12, 2005, registering 3,500,000 Class A Shares and 1,000,000 Class B Shares, issuable under the American Greetings Corporation 1997 Equity and Performance Incentive Plan (the “1997 Plan”).

8.	Registration Statement No. 333-75696, filed on December 21, 2001, registering 175,000 Class A Shares, for sale by James C. Spira in connection with his employment agreement with the Company dated September 25, 2001.

9.	Registration Statement No. 333-65534, filed on July 20, 2001, registering 6,500,000 Class A Shares and 500,000 Class B Shares, issuable under the 1997 Plan.

10.	Registration Statement No. 333-41912, filed on July 21, 2000, registering 5,000,000 Class A Shares and 500,000 Class B Shares, issuable under the 1997 Plan.

11.	Registration Statement No. 333-08123, filed on July 15, 1996, registering 950,000 Class A Shares and 200,000 Class B Shares, issuable under the American Greetings Corporation 1996 Employee Stock Option Plan.

12.	Registration Statement No. 033-61037, filed on July 14, 1995, registering 54,000 Class A Shares and 54,000 Class B Shares, issuable under the 1995 Plan.

13.	Registration Statement No. 033-58582, filed on February 22, 1993, registering 1,150,000 Class A shares and 200,000 Class B Shares, issuable under the American Greetings Corporation 1992 Stock Option Plan.

On August 9, 2013, pursuant to the Agreement and Plan of Merger, dated March 29, 2013, among the Company, Century Intermediate Holding Company, a Delaware corporation (“Parent”), and Century Merger Company, an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), as amended by Amendment No. 1 to Agreement and Plan of Merger, among the Company, Parent and Merger Sub (the “Merger Agreement”), Merger Sub merged with and into the Company, with the Company surviving (the “Merger”) as a wholly owned subsidiary of Parent. In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this post-effective amendment to the Registration Statements to deregister all of such securities of the Company registered but unsold as of the effective time of the Merger under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act, American Greetings Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on this 21st day of August, 2013.

AMERICAN GREETINGS CORPORATION

By:	/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: August 21, 2013	/s/ Zev Weiss Zev Weiss Co-Chief Executive Officer (Principal Executive Officer and Director)

Date: August 21, 2013	/s/ Jeffrey Weiss Jeffrey Weiss Co-Chief Executive Officer (Principal Executive Officer and Director)

Date: August 21, 2013	/s/ Stephen J. Smith Stephen J. Smith Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)